Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Sr. Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Second Quarter Results
•Revenue of $4.4 billion
•Gross Profit of $753 million
•Used Retail Gross Profit per Unit of $2,002, growth of 16%
•EPS of $6.25 per diluted share; adjusted EPS, a non-GAAP measure, of $6.82 per diluted share
•Net income of $115 million; adjusted net income, a non-GAAP measure, of $125 million
•Repurchased approximately 668,000 shares for $131 million
•70% of stores converted to Tekion as of July 28, 2026
ATLANTA, GA. (July 28, 2026) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported second quarter 2026 net income of $115 million ($6.25 per diluted share), a decrease of 25% from $153 million ($7.76 per diluted share) in second quarter 2025. The Company reported second quarter 2026 adjusted net income, a non-GAAP measure, of $125 million ($6.82 per diluted share), a decrease of 15% from $146 million ($7.43 per diluted share) in second quarter 2025.
“Our second quarter marked a significant milestone in our enterprise technology transformation, as we completed approximately 70% of our Tekion implementation. We remain on schedule to complete the rollout across our operations this fall,” said Dan Clara, Asbury’s President and Chief Executive Officer.
“While a dealership management system (DMS) conversion requires substantial planning and resources, we believe this investment will deliver meaningful long-term value, enhance the guest experience through a more personalized retail journey and equip our teams with modern tools to better serve our customers. We are encouraged by the operating improvements in our converted stores, and we continue to execute against our balanced capital allocation approach, repurchasing $131 million in shares during the quarter.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for second quarter 2026 excludes, net of tax, $4 million ($0.24 per diluted share) related to Tekion implementation expenses, $3 million ($0.17 per diluted share) related to non-cash asset impairments, $2 million ($0.10 per diluted share) of weather-related losses, and $1 million ($0.05 per diluted share) related to duplicative DMS-related expenses.

Adjusted net income for second quarter 2025 excludes, net of tax, $4 million of cyber insurance recovery proceeds ($0.19 per diluted share), $4 million related to gain on divestitures ($0.23 per diluted share) and $2 million of professional fees related to the acquisition of The Herb Chambers Automotive Group ($0.09 per diluted share).
Second Quarter 2026 Operational Summary
Total Company:
•Revenue of $4.4 billion
•Gross profit of $753 million
•Gross margin of 17.2%
•New vehicle revenue of $2.3 billion
•Used vehicle retail revenue of $1.1 billion; used vehicle retail gross profit of $66 million
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,216
•Parts and service revenue of $635 million; gross profit of $374 million
•Selling, General and Administrative expenses (SG&A) as a percentage of gross profit of 67.2%
•Adjusted SG&A as a percentage of gross profit of 66.0%
•Operating margin of 5.0%
•Adjusted operating margin of 5.3%
Same Store:
•Revenue of $3.8 billion
•Gross profit of $643 million
•Gross margin of 17.1%
•New vehicle revenue of $2.0 billion
•Used vehicle retail revenue of $930 million; used vehicle retail gross profit of $56 million
•F&I PVR of $2,214
•Parts and service revenue of $551 million; gross profit of $323 million
•SG&A as a percentage of gross profit of 66.4%
•Adjusted SG&A as a percentage of gross profit of 65.3%
•Operating margin of 5.2%
•Adjusted operating margin of 5.4%
Liquidity and Leverage
As of June 30, 2026, the Company had cash, short term investments, and floorplan offset accounts of $154 million (which excludes $26 million of cash at Total Care Auto, Powered by Asbury) and availability under the used vehicle floorplan line and revolver of $812 million for a total of $966 million in liquidity. The Company’s transaction adjusted net leverage ratio was 3.4x at quarter end.
Share Repurchases
The Company repurchased approximately 668,000 shares for $131 million during the second quarter 2026. Year-to-date through June 30, 2026, the Company has repurchased approximately 1.35 million shares for $278 million. As of June 30, 2026, the Company had approximately $322 million remaining on its share repurchase authorization.

The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the second quarter results will be provided during the earnings conference call on Tuesday, July 28, 2026, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13761533
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Atlanta, Georgia, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of June 30, 2026, Asbury operated 158 new vehicle dealerships, consisting of 202 franchises and representing 34 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Asbury, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times, one of the World’s Most Trustworthy Companies for 2024 and 2025 by Newsweek, one of America’s Most Successful Small-Cap Companies by Forbes for 2026, and one of America's Best Companies 2026 by TIME.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, forecasts, and projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, optimization of our dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of present and new technologies, the ability to implement those technologies, and the ability to transition to new technologies from existing systems, including the transition of Asbury’s dealer management system to Tekion; management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, and business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business; market factors and changes thereto, including changes related to trade; Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, including in response to the imposition of tariffs; acts of God and other natural disasters, including hurricanes; acts of war or similar incidents, including the present dispute between the United States and Iran; the shortage of automotive parts and components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks associated with technology integration and implementation; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally; governmental regulations and legislation, including changes in automotive state franchise laws and tariffs; our ability to execute our strategic and operational strategies and initiatives, and our ability to leverage gains from Asbury’s dealership portfolio; our ability to capitalize on opportunities to repurchase Asbury’s debt and equity securities or purchase properties that Asbury currently leases; and our ability to stay within Asbury’s targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal or "core" business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.

Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition(s). For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.
The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2026	2025		2026	2025
REVENUE:
New vehicle	$2,330.2	$2,303.9	1%	$4,431.0	$4,442.0	NM
Used vehicle:
Retail	1,094.0	1,129.4	(3)%	2,153.6	2,208.3	(2)%
Wholesale	141.9	156.3	(9)%	288.7	313.2	(8)%
Total used vehicle	1,236.0	1,285.8	(4)%	2,442.3	2,521.6	(3)%
Parts and service	634.6	601.5	6%	1,261.4	1,189.1	6%
Finance and insurance, net	183.8	182.0	1%	362.9	368.9	(2)%
TOTAL REVENUE	4,384.6	4,373.1	NM	8,497.6	8,521.6	NM
COST OF SALES:
New vehicle	2,192.0	2,143.9	2%	4,164.3	4,138.9	1%
Used vehicle:
Retail	1,027.8	1,067.1	(4)%	2,026.0	2,089.8	(3)%
Wholesale	138.9	149.7	(7)%	280.7	298.3	(6)%
Total used vehicle	1,166.6	1,216.8	(4)%	2,306.7	2,388.1	(3)%
Parts and service	260.4	246.7	6%	522.1	491.6	6%
Finance and insurance	12.4	13.8	(10)%	24.6	26.9	(9)%
TOTAL COST OF SALES	3,631.5	3,621.2	NM	7,017.7	7,045.5	NM
GROSS PROFIT	753.1	751.9	NM	1,480.0	1,476.1	NM
OPERATING EXPENSES:
Selling, general and administrative	506.4	475.5	7%	1,016.8	931.8	9%
Depreciation and amortization	23.1	19.0	21%	45.6	38.2	19%
Asset impairments	4.2	—	NM	4.2	14.3	NM
INCOME FROM OPERATIONS	219.5	257.4	(15)%	413.4	491.7	(16)%
OTHER EXPENSES (INCOME):
Floor plan interest expense	21.6	18.1	19%	42.7	38.8	10%
Other interest expense, net	46.5	41.4	12%	94.6	83.7	13%
Gain on dealership divestitures, net	—	(5.9)	NM	(125.8)	(10.1)	NM
Total other expenses, net	68.1	53.6	27%	11.5	112.5	NM
INCOME BEFORE INCOME TAXES	151.3	203.8	(26)%	401.9	379.2	6%
Income tax expense	36.7	51.0	(28)%	99.5	94.4	5%
NET INCOME	$114.6	$152.8	(25)%	$302.4	$284.9	6%
EARNINGS PER SHARE:
Basic—
Net income	$6.26	$7.77	(19)%	$16.22	$14.50	12%
Diluted—
Net income	$6.25	$7.76	(19)%	$16.20	$14.46	12%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	18.3	19.7		18.6	19.6
Performance share units	—	—		—	0.1
Diluted	18.3	19.7		18.7	19.7
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	June 30, 2026	December 31, 2025	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$30.4	$40.4	$(9.9)	(25)%
Inventory, net (a)	2,108.6	2,135.8	(27.2)	(1)%
Total current assets	3,082.4	3,380.2	(297.8)	(9)%
Floor plan notes payable	1,839.4	2,027.0	(187.6)	(9)%
Total current liabilities	3,387.7	3,559.5	(171.9)	(5)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,457.6	$3,572.0	$(114.3)	(3)%
Shareholders' equity	3,923.2	3,891.9	31.3	1%
Total	$7,380.8	$7,463.9	$(83.1)	(1)%
_____________________________
(a) Excluding $28.5 million and $96.5 million of inventory classified as assets held for sale as of June 30, 2026 and December 31, 2025, respectively.

	June 30, 2026	December 31, 2025	June 30, 2025
Days Supply
New vehicle inventory	54	52	59
Used vehicle inventory	39	38	37
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended June 30,
	2026	2025
Luxury
Lexus	10%	11%
Mercedes-Benz	7%	7%
BMW	4%	2%
Porsche	2%	2%
Land Rover	2%	2%
Other luxury	6%	6%
Total luxury	32%	30%
Imports
Toyota	21%	20%
Honda	10%	9%
Hyundai	5%	5%
Kia	2%	2%
Other imports	4%	4%
Total imports	42%	40%
Domestic
Ford	13%	13%
Chrysler, Dodge, Jeep, Ram	6%	9%
Chevrolet, Buick, GMC	6%	7%
Total domestic	26%	30%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended June 30,
	2026	2025
Revenue mix
New vehicle	53.1%	52.7%
Used vehicle retail	25.0%	25.8%
Used vehicle wholesale	3.2%	3.6%
Parts and service	14.5%	13.8%
Finance and insurance, net	4.2%	4.2%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	18.4%	21.3%
Used vehicle retail	8.8%	8.3%
Used vehicle wholesale	0.4%	0.9%
Parts and service	49.7%	47.2%
Finance and insurance, net	22.8%	22.4%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2026	2025		2026	2025
Revenue
New vehicle	$2,330.2	$2,303.9	1%	$4,431.0	$4,442.0	NM
Used vehicle:
Retail	1,094.0	1,129.4	(3)%	2,153.6	2,208.3	(2)%
Wholesale	141.9	156.3	(9)%	288.7	313.2	(8)%
Total used vehicle	1,236.0	1,285.8	(4)%	2,442.3	2,521.6	(3)%
Parts and service	634.6	601.5	6%	1,261.4	1,189.1	6%
Finance and insurance, net	183.8	182.0	1%	362.9	368.9	(2)%
Total revenue	$4,384.6	$4,373.1	NM	$8,497.6	$8,521.6	NM
Gross profit
New vehicle	$138.2	$160.0	(14)%	$266.7	$303.1	(12)%
Used vehicle:
Retail	66.2	62.3	6%	127.6	118.5	8%
Wholesale	3.1	6.6	(54)%	8.1	15.0	(46)%
Total used vehicle	69.3	68.9	1%	135.6	133.5	2%
Parts and service	374.2	354.8	5%	739.3	697.5	6%
Finance and insurance	171.4	168.1	2%	338.3	342.1	(1)%
Total gross profit	$753.1	$751.9	NM	$1,480.0	$1,476.1	NM
Unit sales
New vehicle:
Luxury	9,876	9,318	6%	19,325	18,012	7%
Import	23,944	22,884	5%	44,548	44,581	NM
Domestic	10,425	12,235	(15)%	19,654	23,340	(16)%
Total new vehicle	44,245	44,437	NM	83,527	85,933	(3)%
Used vehicle retail	33,098	36,233	(9)%	66,300	71,648	(7)%
Used to new ratio	74.8%	81.5%		79.4%	83.4%
Average selling price
New vehicle	$52,666	$51,846	2%	$53,049	$51,691	3%
Used vehicle retail	$33,054	$31,171	6%	$32,482	$30,822	5%
Average gross profit per unit
New vehicle:
Luxury	$6,380	$7,214	(12)%	$6,574	$7,045	(7)%
Import	2,064	2,490	(17)%	2,050	2,452	(16)%
Domestic	2,474	2,927	(15)%	2,460	2,866	(14)%
Total new vehicle	3,124	3,601	(13)%	3,193	3,527	(9)%
Used vehicle retail	2,002	1,720	16%	1,924	1,654	16%
Finance and insurance	2,216	2,084	6%	2,258	2,171	4%
Front end yield (1)	4,860	4,840	NM	4,889	4,846	1%
Gross margin
Total new vehicle	5.9%	6.9%	(101) bps	6.0%	6.8%	(80) bps
Used vehicle retail	6.1%	5.5%	54 bps	5.9%	5.4%	56 bps
Parts and service	59.0%	59.0%	(2) bps	58.6%	58.7%	(4) bps
Total gross profit margin	17.2%	17.2%	(2) bps	17.4%	17.3%	9 bps
Operating expenses
Selling, general and administrative	$506.4	$475.5	7%	$1,016.8	$931.8	9%
Adjusted selling, general and administrative	$496.7	$478.2	4%	$995.3	$941.8	6%
SG&A as a % of gross profit	67.2%	63.2%	401 bps	68.7%	63.1%	557 bps
Adjusted SG&A as a % of gross profit	66.0%	63.6%	235 bps	67.2%	63.8%	345 bps
Income from operations as a % of revenue	5.0%	5.9%	(88) bps	4.9%	5.8%	(91) bps
Income from operations as a % of gross profit	29.1%	34.2%	(509) bps	27.9%	33.3%	(538) bps
Adjusted income from operations as a % of revenue	5.3%	5.8%	(50) bps	5.2%	5.8%	(65) bps
Adjusted income from operations as a % of gross profit	31.0%	33.9%	(288) bps	29.7%	33.6%	(394) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2026	2025		2026	2025
Revenue
New vehicle	$1,999.2	$2,132.3	(6)%	$3,779.8	$4,099.6	(8)%
Used vehicle:
Retail	930.0	1,034.4	(10)%	1,811.2	2,020.1	(10)%
Wholesale	122.5	148.7	(18)%	243.7	298.2	(18)%
Total used vehicle	1,052.5	1,183.1	(11)%	2,055.0	2,318.3	(11)%
Parts and service	550.7	545.4	1%	1,084.3	1,076.8	1%
Finance and insurance, net	162.4	171.4	(5)%	319.5	347.8	(8)%
Total revenue	$3,764.8	$4,032.2	(7)%	$7,238.6	$7,842.5	(8)%
Gross profit
New vehicle	$112.7	$147.4	(24)%	$217.5	$279.1	(22)%
Used vehicle:
Retail	55.5	58.2	(5)%	107.8	111.0	(3)%
Wholesale	2.2	6.7	(67)%	6.6	15.1	(56)%
Total used vehicle	57.7	64.9	(11)%	114.4	126.0	(9)%
Parts and service	322.8	325.4	(1)%	632.1	638.4	(1)%
Finance and insurance	150.0	157.6	(5)%	294.9	320.9	(8)%
Total gross profit	$643.2	$695.2	(7)%	$1,258.9	$1,364.5	(8)%
Unit sales
New vehicle:
Luxury	7,395	8,205	(10)%	14,385	15,803	(9)%
Import	21,852	21,945	NM	40,603	42,607	(5)%
Domestic	9,661	11,447	(16)%	18,172	21,783	(17)%
Total new vehicle	38,908	41,597	(6)%	73,160	80,193	(9)%
Used vehicle retail	28,821	33,363	(14)%	57,404	65,784	(13)%
Used to new ratio	74.1%	80.2%		78.5%	82.0%
Average selling price
New vehicle	$51,382	$51,261	NM	$51,664	$51,122	1%
Used vehicle retail	$32,268	$31,003	4%	$31,553	$30,708	3%
Average gross profit per unit
New vehicle:
Luxury	$6,331	$7,204	(12)%	$6,573	$7,066	(7)%
Import	1,986	2,486	(20)%	1,979	2,454	(19)%
Domestic	2,324	2,945	(21)%	2,344	2,887	(19)%
Total new vehicle	2,896	3,543	(18)%	2,973	3,480	(15)%
Used vehicle retail	1,927	1,745	10%	1,878	1,687	11%
Finance and insurance	2,214	2,102	5%	2,259	2,198	3%
Front end yield (1)	4,698	4,844	(3)%	4,750	4,871	(2)%
Gross margin
Total new vehicle	5.6%	6.9%	(128) bps	5.8%	6.8%	(105) bps
Used vehicle retail	6.0%	5.6%	34 bps	6.0%	5.5%	46 bps
Parts and service	58.6%	59.7%	(104) bps	58.3%	59.3%	(100) bps
Total gross profit margin	17.1%	17.2%	(16) bps	17.4%	17.4%	(1) bps
Operating expenses
Selling, general and administrative	$427.2	$436.8	(2)%	$850.3	$854.1	NM
Adjusted selling, general and administrative	$420.2	$439.5	(4)%	$832.3	$864.0	(4)%
SG&A as a % of gross profit	66.4%	62.8%	360 bps	67.5%	62.6%	495 bps
Adjusted SG&A as a % of gross profit	65.3%	63.2%	211 bps	66.1%	63.3%	279 bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	For the Three Months Ended June 30, 2026			For the Three Months Ended June 30, 2025
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)			(In millions)
Revenue from external customers	$4,302.4	$82.2	$4,384.6	$4,293.6	$79.5	$4,373.1
Intersegment revenue
F&I	63.4	—	63.4	63.9	—	63.9
Parts and service	8.4	—	8.4	10.2	—	10.2
Total intersegment revenue	71.8	—	71.8	74.1	—	74.1
	$4,374.2	$82.2	$4,456.4	$4,367.8	$79.5	$4,447.3
Reconciliation of revenue
Elimination of intersegment revenue			(71.8)			(74.1)
Total consolidated revenue			$4,384.6			$4,373.1

Less:
Cost of sales
New vehicle	2,192.0	—		2,143.9	—
Used vehicle	1,166.6	—		1,216.8	—
Parts and service	268.8	—		256.9	—
Finance and insurance	—	59.2		—	59.3
Selling, general and administrative expenses
Personnel costs	315.7	—		318.8	—
Rent and related expenses	41.0	—		28.6	—
Advertising	16.2	—		17.1	—
Other selling, general and administrative expense	132.2	—		116.5	—
Other segment items	—	1.8		—	1.7
Depreciation and amortization	23.0	—		19.0	0.1
Floor plan interest expense	21.6	—		18.1	—
Segment operating income	$196.9	$21.1	$218.1	$232.1	$18.5	$250.6

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(71.8)			(74.1)
Total intersegment cost of sales eliminations			55.2			55.6
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			0.6			7.2
Total intersegment eliminations			(16.0)			(11.3)
Asset impairments			(4.2)			—
Other interest expense, net			(46.5)			(41.4)
Gain on dealership divestitures, net			—			5.9
Income before income taxes			$151.3			$203.8
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

	For the Six Months Ended June 30, 2026			For the Six Months Ended June 30, 2025
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)			(In millions)
Revenue from external customers	$8,334.2	$163.4	$8,497.6	$8,358.0	$163.6	$8,521.6
Intersegment revenue
F&I	119.4	—	119.4	117.0	—	117.0
Parts and service	16.5	—	16.5	19.5	—	19.5
Total intersegment revenue	136.0	—	136.0	136.5	—	136.5
	$8,470.1	$163.4	$8,633.6	$8,494.5	$163.6	$8,658.1
Reconciliation of revenue
Elimination of intersegment revenue			(136.0)			(136.5)
Total consolidated revenue			$8,497.6			$8,521.6

Less:
Cost of sales
New vehicle	4,164.3	—		4,138.9	—
Used vehicle	2,306.7	—		2,388.1	—
Parts and service	538.6	—		511.2	—
Finance and insurance	—	117.3		—	120.3
Selling, general and administrative expenses
Personnel costs	633.9	—		627.8	—
Rent and related expenses	83.5	—		49.8	—
Advertising	34.2	—		32.3	—
Other selling, general and administrative expense	265.5	—		229.0	—
Other segment items	—	3.7		—	3.6
Depreciation and amortization	45.6	—		38.1	0.1
Floor plan interest expense	42.7	—		38.8	—
Segment operating income	$355.1	$42.4	$397.5	$440.5	$39.6	$480.1

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(136.0)			(136.5)
Total intersegment cost of sales eliminations			109.3			112.9
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			4.1			10.7
Total intersegment eliminations			(22.6)			(12.9)
Asset impairments			(4.2)			(14.3)
Other interest expense, net			(94.6)			(83.7)
Gain on dealership divestitures, net			125.8			10.1
Income before income taxes			$401.9			$379.2
______________________________
*Segment operating income is calculated as GAAP operating income, excluding the effects of asset impairments and including floor plan interest expense.

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	March 31, 2026
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)			$3,457.6	$3,525.7
Cash, short term investments, and floor plan offset			(180.0)	(257.1)
TCA cash			25.6	18.9
Availability under our used vehicle floor plan facility			(30.1)	(136.7)
Adjusted long-term net debt			$3,273.1	$3,150.7

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$114.6	$152.8	$509.5	$547.7

Depreciation and amortization	23.1	19.0	89.8	85.8
Income tax expense	36.7	51.0	175.3	189.7
Swap and other interest expense	46.5	41.7	198.3	193.2
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$220.9	$264.5	$973.0	$1,016.4

Non-core items - expense (income):
Gain on dealership divestitures, net	$—	$(5.9)	$(196.0)	$(201.9)
Weather-related losses	2.5	—	6.3	3.7
Asset impairments	4.2	—	130.9	126.7
Insurance recovery	—	(5.0)	—	(5.0)
Professional fees associated with acquisition	—	2.2	10.3	12.5
Tekion implementation expenses	6.0	—	20.7	14.7
Duplicative DMS-related expenses	1.2	—	3.2	1.9
Fixed assets write-off	—	—	3.8	3.8
Total non-core items	13.9	(8.7)	(20.9)	(43.5)

Adjusted EBITDA	$234.8	$255.8	$952.1	$972.9

Impact of dealership acquisitions and divestitures			$14.3	$25.0
Transaction adjusted EBITDA			$966.4	$997.9

Transaction adjusted net leverage ratio			3.4	3.2

	For the Three Months Ended June 30, 2026
	GAAP	Asset impairments	Weather-related losses	Tekion implementation expenses	Duplicative DMS-related expenses	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$506.4	$—	$(2.5)	$(6.0)	$(1.2)	$—	$496.7
Income from operations	$219.5	$4.2	$2.5	$6.0	$1.2	$—	$233.4
Net income	$114.6	$4.2	$2.5	$6.0	$1.2	$(3.5)	$125.0

Weighted average common share outstanding - diluted	18.3						18.3

Diluted EPS	$6.25	$0.17	$0.10	$0.24	$0.05	$—	$6.82

SG&A as a % of gross profit	67.2%						66.0%
Income from operations as a % of revenue	5.0%						5.3%

SG&A (Same Store)	$427.2	$—	$(2.5)	$(3.5)	$(1.0)	$—	$420.2
SG&A as a % of gross profit (Same Store)	66.4%						65.3%

	For the Three Months Ended June 30, 2025
	GAAP	Gain on dealership divestitures, net	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$475.5	$—	$5.0	$(2.2)	$—	$478.2
Income from operations	$257.4	$—	$(5.0)	$2.2	$—	$254.6
Net income	$152.8	$(5.9)	$(5.0)	$2.2	$2.2	$146.3

Weighted average common share outstanding - diluted	19.7					19.7

Diluted EPS	$7.76	$(0.23)	$(0.19)	$0.09	$—	$7.43

SG&A as a % of gross profit	63.2%					63.6%
Income from operations as a % of revenue	5.9%					5.8%

SG&A (Same Store)	$436.8	$—	$5.0	$(2.2)	$—	$439.5
SG&A as a % of gross profit (Same Store)	62.8%					63.2%

	For the Six Months Ended June 30, 2026
	GAAP	Gain on dealership divestitures, net	Asset impairments	Weather-related losses	Tekion implementation expenses	Duplicative DMS-related expenses	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$1,016.8	$—	$—	$(6.3)	$(12.1)	$(3.2)	$—	$995.3
Income from operations	$413.4	$—	$4.2	$6.3	$12.1	$3.2	$—	$439.1
Net income	$302.4	$(125.8)	$4.2	$6.3	$12.1	$3.2	$25.0	$227.3

Weighted average common share outstanding - diluted	18.7							18.7

Diluted EPS	$16.20	$(5.05)	$0.17	$0.25	$0.49	$0.13	$—	$12.18

SG&A as a % of gross profit	68.7%							67.2%
Income from operations as a % of revenue	4.9%							5.2%

SG&A (Same Store)	$850.3	$—	$—	$(5.4)	$(9.6)	$(3.0)	$—	$832.3
SG&A as a % of gross profit (Same Store)	67.5%							66.1%

	For the Six Months Ended June 30, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$931.8	$—	$—	$15.0	$(5.1)	$—	$941.8
Income from operations	$491.7	$—	$14.3	$(15.0)	$5.1	$—	$496.1
Net income	$284.9	$(10.1)	$14.3	$(15.0)	$5.1	$1.4	$280.6

Weighted average common share outstanding - diluted	19.7						19.7

Diluted EPS	$14.46	$(0.38)	$0.54	$(0.57)	$0.19	$—	$14.25

SG&A as a % of gross profit	63.1%						63.8%
Income from operations as a % of revenue	5.8%						5.8%

SG&A (Same Store)	$854.1	$—	$—	$15.0	$(5.1)	$—	$864.0
SG&A as a % of gross profit (Same Store)	62.6%						63.3%

	For the Six Months Ended June 30,
	2026	2025
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$352.6	$316.4
Change in Floor Plan Notes Payable—Non-Trade, net	(62.4)	(206.7)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisitions and divestitures	30.1	220.8
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisitions and divestitures	(15.1)	3.5
Adjusted cash flow provided by operating activities	$305.2	$334.0